Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

CommerceHub, Inc.:

We consent to the use of our report dated March 31, 2016 included in the Form S-1 Amendment No. 3 (as filed on July 14, 2016), and to the reference to our firm under the heading “Experts” in the Form S-1 Amendment No. 3 (as filed on July 14, 2016).

/s/ KPMG LLP

Albany, New York

July 15, 2016